EXHIBIT 32.2
Certification
The undersigned hereby certifies, in his capacity as an officer of Clarient, Inc. (the “Company”), for purposes of Rule 13a-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that, to his knowledge:
•	the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Dated: August 3, 2010

/s/ MICHAEL R. RODRIGUEZ Michael R. Rodriguez
Senior Vice President and Chief Financial Officer
This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.